Exhibit 10.2

US ONCOLOGY HOLDINGS, INC.

AMENDED AND RESTATED

DIRECTOR STOCK OPTION AND

RESTRICTED STOCK AWARD PLAN

October 1, 2009

I.	Purposes.

The mission of US Oncology Holdings, Inc., through its wholly-owned subsidiary US Oncology, Inc., is to increase access to and advance the delivery of high-quality cancer care in community-based settings throughout the United States. The Company understands that it must have a highly motivated, focused and committed board of directors to accomplish its mission and objectives. The purposes of this Amended and Restated Director Stock Option and Restricted Stock Award Plan (the “Plan”) are (i) to provide additional incentive for securing and retaining qualified non-employee persons to serve on the Board of Directors of the Company and (ii) to enhance the future growth of the Company by furthering such persons’ identification with the interests of the Company and its stockholders. It is intended that Stock Options granted under this Plan will be Non-Qualified Stock Options.

II.	Definitions.

The following definitions are applicable to the Plan.

(a)	“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

(b)	“Affiliate” means, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, the specified Person; provided, that, for purposes of the definition of Third Party contained in Section XV(b)(i) of the Plan, no portfolio company of WCAS IX (or of any other investment partnership under common control with WCAS IX) shall be deemed to be an Affiliate of the Company or WCAS IX unless a majority of the outstanding voting securities of such portfolio company are owned by WCAS IX and/or such other investment partnership.

(c)	“Amendment Effective Date” shall mean October 1, 2009, the date upon which the Amended and Restated Director Stock Option and Restricted Stock Award Plan is adopted by the stockholders of the Company.

(d)	“Award Share” means an Option Share or a share of Restricted Stock (whether or not vested or subject to forfeiture or other restrictions), regardless of whether the holder of such share is the Participant in respect of which such Stock Option or Restricted Stock was originally awarded under the Plan or a direct or indirect transferee thereof.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Business Day” means a day other than a day on which commercial banks in New York, New York or Houston, Texas are authorized or required by law to close.

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)	“Committee” means the compensation committee of the Board (or, if there is no such committee, the Board committee performing equivalent functions), which, from and after the date the Company registers any class of its equity securities pursuant to Section 12 of the 1934 Act, shall be comprised of at least two members of the Board who are (i) “non-employee directors” as defined under rules and regulations promulgated under Section 16(b) of the 1934 Act and (ii) “outside directors” as defined in Section 162(m) of the Code. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Committee may delegate ministerial tasks to such persons as it deems appropriate.

(i)	“Company” means US Oncology Holdings, Inc., a Delaware corporation.

(j)	“Control” (including the terms “Controlling”, “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(k)	“Effective Date” means October 15, 2004, the date this Plan was originally adopted by the stockholders of the Company.

(l)	“Eligible Director” means a person who as of any applicable date (i) is a member of the Board, (ii) is not an officer of the Company or any subsidiary of the Company, (iii) is not a full-time employee of the Company or any of its subsidiaries and (iv) is not an employee, partner or Affiliate of Welsh, Carson, Anderson & Stowe or Morgan Stanley & Co. Incorporated.

(m)

“Fair Market Value” means, with respect to a share of Stock on any date herein specified, (i) if the shares of Stock are listed or admitted for trading on a national securities exchange, the reported closing sales price regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of Stock are listed or admitted for trading, or (ii) if the shares of Stock are not listed or admitted for trading on a national securities exchange, (A) the closing transaction price of the shares of Stock on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or, in the case no such reported transaction takes place on such day, the average of the reported closing bid and asked prices thereof quoted on NASDAQ, or (B) if the shares of Stock are not quoted on NASDAQ, the average of the closing bid and asked prices of the shares of Stock in the over-the-counter market, as reported by The National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or (iii) if on any such day the shares of Stock are not quoted by any such organization, the fair market value per share of Stock on such day, as determined in good faith by the Committee. If the Fair Market Value of Stock is to be determined as of a day other than a trading day, the Fair Market Value of Stock for such day shall be determined as described above on the last trading day ending prior to the date as of which the determination is being made. If, in the discretion of the Committee, another means of determining Fair Market Value shall be necessary or advisable in order to comply with the requirements of Section 162(m) of the Code or any other applicable law, governmental regulation, or ruling of any governmental entity, then the Committee may provide for another means of such determination.

(n)	“Option Date” means, with respect to any Stock Option, the date on which the Stock Option is awarded under the Plan.

(o)	“Option Share” means any share of Stock issued upon exercise of a Stock Option, regardless of whether the Holder of such share is the Participant in respect of which such Stock Option was originally issued under the Plan or a transferee thereof.

(p)	“Non-Qualified Stock Option” means a Stock Option that does not qualify for treatment as an Incentive Stock Option, as defined under the Code.

(q)	“Participant” means an Eligible Director who is granted a Stock Option or award of Restricted Stock hereunder.

(r)	“Permitted Transferees” means a member of a Participant’s immediate family, trusts for the benefit of the Participant or such immediate family members, and partnerships in which the Participant or such immediate family members are the only partners, provided that no consideration is provided for the transfer. Immediate family members shall include a Participant’s spouse and descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption.

(s)	“Person” means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

(t)	“Restricted Period” has the meaning given to it in Article IX.

(u)	“Restricted Stock” is Stock that may be issued to Eligible Directors, the vesting of which may be subject to a required period of employment or service as a director, or any other conditions established by the Committee.

(v)	“Restricted Stock Agreement” means the agreement entered into at the time of any awards of Restricted Stock under the Plan.

(w)	“Stock” means the common stock of the Company, par value $0.001 per share.

(x)	“Stock Option” means the right of a Participant to purchase Stock pursuant to a Stock Option awarded pursuant to the provisions of the Plan.

(y)	“Subsidiary” means, during any period, any corporation or other entity of which 50% or more of the total combined voting power of all classes of stock (or other equity interests in the case of an entity other than a corporation) entitled to vote is owned, directly or indirectly, by the Company.

(z)	“Terminate” means cease to be a Director of the Company.

(aa)	“Termination of Directorship” means the date upon which any Participant ceases to be a Director for any reason whatsoever. The effective date of such Termination of Directorship shall be the actual date of such termination (by death, disability, retirement, resignation, non-election or otherwise).

(bb)	“Transfer” means a transfer, sale, assignment, pledge, hypothecation or other disposition (including by operation of law), whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right or the imposition of a restriction on disposition or voting.

(cc)	“US Oncology” means US Oncology, Inc., a Delaware corporation.

(dd)	“WCAS IX” shall mean Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership.

III.	Grants of Stock Options and Restricted Stock Awards

Stock Options and Restricted Stock will be granted only to individuals who are Eligible Directors of the Company.

(a) Each Eligible Director on the Effective Date shall receive on the Effective Date, without the exercise of the discretion of any person or persons, a Stock Option to purchase 5,000 Shares. In addition, each Eligible Director on the Effective Date who serves on a committee of the Board or on the Audit Committee of US Oncology, Inc. as of the Effective Date shall receive on the Effective Date, without the exercise of the discretion of any person or persons, a Stock Option to purchase 1,000 Shares.

(b) Each Eligible Director on the Amendment Effective Date shall receive on the Amendment Effective Date, upon execution of a Restricted Stock Agreement, 15,000 shares of Restricted Stock; provided, that to the extent that such Eligible Director was first elected to the Board during or after 2009, he or she shall receive on the later of the Amendment Effective Date or the date of his or her election to the Board, upon execution of a Restricted Stock Agreement, 25,000 shares of Restricted Stock. In addition, each Eligible Director on the Amendment Effective Date who serves on a committee of the Board or on the Audit Committee of US Oncology, Inc. as of the Amendment Effective Date shall receive on the Amendment Effective Date, upon execution of a Restricted Stock Agreement, 1,000 shares of Restricted Stock.

(c) On the date of the 2010 annual meeting of stockholders of the Company and each annual meeting of stockholders thereafter, each Eligible Director who is in office after giving effect to the election of directors at such meeting shall receive, upon execution of a Restricted Stock Agreement, 10,000 shares of Restricted Stock. At the first Board meeting following the 2010 annual meeting of stockholders and each annual meeting of stockholders thereafter, each Eligible Director appointed at such meeting to any committee of the Board, or who is a member of any committee of the Board or the Audit Committee of US Oncology, Inc after giving effect to all appointments at such meeting, shall receive, upon execution of a Restricted Stock Agreement, 1,000 shares of Restricted Stock for each such committee to which such Eligible Director is appointed.

(d) At its own discretion and under the terms of this Plan, the Committee may from time to time grant additional Stock Options or awards of Restricted Stock to Eligible Directors.

(e) All Stock Options and awards of Restricted Stock granted under the Plan shall be shall be subject to adjustment as provided in Article VII and to the terms and conditions set forth in Articles VIII and IX, respectively. All Stock Options granted under the Plan shall be evidenced by a written option agreement and all awards of Restricted Stock under the Plan shall be evidenced by a Restricted Stock Agreement.

IV.	Administration

(a) The Plan shall be administered by the Committee. If for any reason there is no Committee, the duties of the Committee shall be performed by the Board. The Committee is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to modify such agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan; provided, that, except as expressly provided in the Plan, the Committee may not, without the Participant’s consent, alter the terms of any award so as to affect adversely the Participant’s rights under the award; and provided further, that, if any such interpretation, rule, regulation, agreement, modification or other determination would adversely affect the rights of WCAS IX under Article XV of the Plan, the Committee shall not take such action without the prior written consent of WCAS IX. Decisions of the Committee (including decisions regarding the interpretation and application of the Plan) shall be binding on the Company and on all Participants and other interested parties. From and after the date the Company registers any class of its equity securities pursuant to Section 12 of the 1934 Act, with respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule

16b-3 or its successor rule or statute under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law.

(b) The Board may, in its discretion, delegate duties to an officer or employee or a committee composed of officers or employees of the Company, but it may not delegate its authority to apply and interpret this Plan.

V.	Term

The term of this Plan commences on the Effective Date and terminates on the tenth anniversary of the Effective Date. This Plan shall remain in effect for the purposes of administration of any Stock Option or award of Restricted Stock granted pursuant to its provisions and no such Stock Option or award of Restricted Stock granted during the term of this Plan shall be adversely affected by the termination of the Plan.

VI.	Shares Reserved for Awards

Subject to adjustments as provided in Article VII hereof, a total of 1,000,000 shares of Stock shall be subject to the Plan. The Stock subject to the Plan shall be and are hereby reserved for sale for such purposes. Any of the Stock which remain unsold and which are not subject to outstanding Stock Options or awards of Restricted Stock at the termination of the Plan shall cease to be reserved for the purposes of the Plan. If any award under the Plan or any portion of the award, shall expire, terminate or be forfeited or cancelled, or be settled in cash pursuant to the terms of the Plan and, therefore, any such shares are no longer distributable under the award, such shares of Stock shall again be available for award under the Plan, subject to the foregoing limits. Notwithstanding the foregoing, in order to comply with Section 162(m) of the Code, the Committee shall take into account that (1) if a Stock Option or award of Restricted Stock is canceled, the canceled Stock Option or award of Restricted Stock continues to be counted against the maximum number of shares for which Stock Options or Restricted Stock may be granted to the Participant under the Plan and (2) for purposes of Section 162(m) of the Code, if after the grant of a Stock Option, the Committee reduces the purchase price of the Stock Option, the transaction is treated as a cancellation of the Stock Option and a grant of a new Stock Option, and in such case, both the Stock Option that is deemed to be canceled and the Stock Option that is deemed to be granted reduce the maximum number of shares for which Stock Options may be granted to the Participant under the Plan.

VII.	Adjustments

(a) The existence of outstanding Stock Options or awards of Restricted Stock shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of, or affecting, the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Adjustments to Number of Shares Subject to the Plan. In the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other similar change, the aggregate number and class of shares of Company capital stock with respect to which awards may be made under the Plan, and the terms (including exercise price) and the number and class of shares subject to any outstanding Stock Options or awards of Restricted Stock shall be equitably adjusted by the Committee.

(c) Change in Stock and Adjustments. If, while unexercised Stock Options or awards of Restricted Stock remain outstanding under the Plan, the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or the Company is liquidated or sells or otherwise disposes of substantially all its assets to another corporation, the Committee may provide for the assumption of some or all outstanding Stock Options or Restricted Stock, or for the grant of new awards in substitution therefor, by the acquiror or survivor or Affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Committee determines. In the absence of such an assumption or if there is no substitution, (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation, liquidation or sale, as the case may be, each holder of an outstanding Stock Option shall be entitled, upon exercise of such Stock Option, to receive, in lieu of each share of Stock for which such Stock Option is exercised, shares of such stock (or other securities or consideration) as the holder of one share of Stock received pursuant to the terms of the merger, consolidation, liquidation or sale, and (ii) in the case of any such merger, consolidation, liquidation, sale or other transaction, all outstanding Stock Options may be canceled by the Committee as of a date not earlier than the effective date of any such merger, consolidation, liquidation, sale or other transaction, provided that (A) at least ten (10) days’ notice of such cancellation shall be given to each holder of a Stock Option, and (B) following receipt of any such notice each holder of a Stock Option shall have the right to exercise such Stock Option in full (without regard to any vesting or other limitations on exercise set forth in or imposed pursuant to the Plan or the award documentation relating to the Stock Option) conditioned on the consummation of such merger, consolidation, liquidation or other transaction and may defer delivery of the purchase price of any shares of Stock to be purchased upon exercise of the Stock Option until not later than five (5) business days after receipt from the Committee of written notice of such consummation or occurrence. In the event that any acceleration of vesting pursuant to clause (ii) above would result in imposition of the excise tax imposed by Section 4999 of the Code, a Participant may elect to waive such acceleration with respect to such number of shares subject to unvested Stock Options as the Participant may designate, and the Participant shall be entitled to designate from among his unvested Stock Options the Stock Options which shall not be subject to accelerated vesting, in which case such Stock Options shall be terminated without payment of any consideration to the Participant upon the consummation of such merger, consolidation, liquidation, sale or other transaction. In the event that the merger, consolidation, liquidation, sale or other transaction does not occur, then on notice from the Committee of such failure to occur any exercise of a Stock Option conditioned on such occurrence shall be null and void and all limitations on exercise of a Stock Option shall remain in effect as if the Committee had never sent any notice of cancellation.

VIII.	Terms and Conditions of Stock Options

(a) During the Participant’s life, the Stock Option is exercisable only by the Participant, his or her guardian or legal representative or a permitted transferee under Section (b) below.

(b) A Stock Option under this Plan is not assignable or transferable, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and is not subject, in whole or in part, to attachment, execution or levy of any kind.

(c) Any Stock Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(d) Stock Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the Stock Option is to be exercised and, subject to the subsequent provisions hereof, the address to which the certificates representing shares of the Stock issuable upon the exercise of such Stock Option shall be mailed. In order to be effective, such written notice shall be accompanied at the time of its delivery to the Company by payment of the exercise price of such shares of Stock, which payment shall be made in cash or by check, bank draft, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the exercise price of such shares of Stock. Such notice shall be delivered in person to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case, delivery shall be deemed made on the date such notice is deposited in the mail. Whenever shares of Stock are to be issued or delivered pursuant to the Plan, the Company shall require the Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares, which payment may be made in the manner set forth above or in the manner permitted by clause (e) below.

(e) Alternatively, payment of the exercise price may be made, in whole or in part, by delivery of shares of Stock previously issued to the Participant. Unless otherwise permitted by the Board, payment of the exercise price with shares of Stock shall be made only with shares owned by the Participant for at least six (6) months. If payment is made in whole or in part in shares of Stock owned by the Participant, then the Participant shall deliver to the Company, in payment of the option price of the shares of Stock with respect to which such Stock Option is exercised, (i) certificates registered in the name of such Participant representing a number of shares of Stock legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having a Fair Market Value as of the date of delivery of such notice that is not greater than the exercise price of the shares of Stock with respect to which such Stock Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates; and (ii), if the exercise price of the shares of Stock with respect to which such Stock Option is to be exercised exceeds such Fair Market Value, cash or a check, bank draft, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the amount of such excess.

(f) Stock Options granted to any Participant under this Plan shall be subject to the following conditions:

(1) The purchase price of Shares issued under each Stock Option shall be $1.00 per share for Stock Options granted on the Effective Date and shall be the Fair Market Value of Shares subject to the Stock Option on the date the Stock Option is granted for all other Stock Options.

(2) Each Stock Option shall have a term of ten (10) years from the date such Stock Option is granted and, except to the extent otherwise provided herein, each Stock Option granted shall vest and be exercisable as to all of the Shares covered thereby six months after the effective date of the grant of such Stock Option.

(3) A Stock Option shall lapse in the following situations:

(i) If a Termination of Directorship shall occur with respect to any Participant, for any reason other than death, no further vesting shall occur and the Participant shall be entitled to exercise his or her rights with respect to the portion of the Stock Option vested as of the date of such event until a date that is three (3) months after the date of such Termination of Directorship, unless any of such Stock Options shall have terminated earlier under their terms or under other provisions of this Plan.

(ii) If a Termination of Directorship shall occur with respect to any Participant by reason of the death of such Participant, and if any Stock Option granted to such Participant was in effect at the time of the Participant’s death, all unexercised Stock Options, if any, shall vest and become immediately exercisable and may be exercised until the expiration of one (1) year from the date of death of the Participant or until the expiration of the term of the Stock Option, whichever is earlier. Such Stock Option may be exercised by the Designated Beneficiary of the deceased Participant, subject to all other provisions of the Plan.

(g) As to a Participant, a Stock Option ceases to be exercisable, as to any Share, when the Participant purchases the Share or when the Stock Option lapses.

IX.	Terms and Conditions of Restricted Stock

(a) The Committee shall designate any Eligible Director to whom Restricted Stock is to be awarded and the number of shares of Stock that are subject to any such award.

(b) All shares of Restricted Stock awarded to Eligible Directors under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Restricted Stock Agreement.

(1) Restricted Stock awarded to Eligible Directors may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for such period or until the satisfaction of such conditions as the Committee may determine, after the time of the award of such stock (the “Restricted Period”). A single award of shares of Restricted Stock may impose different Restricted Periods for different portions of such shares of Restricted Stock. Except for such restrictions, the Eligible Directors as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares.

(2) Except as otherwise determined by the Committee in its sole discretion or as set forth in the agreement evidencing the Restricted Stock award, in the event of a Termination of Directorship prior to the end of the Restricted Period, such Director shall forfeit all shares of Restricted Stock remaining subject to a Restricted Period.

(3) Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Eligible Director and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE CORPORATION’S AMENDED AND RESTATED DIRECTOR STOCK OPTION AND RESTRICTED STOCK AWARD PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE CORPORATION. A COPY OF SUCH PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION, [ADDRESS].”

(4) At the end of the Restricted Period for shares of Restricted Stock, certificates for such shares of Restricted Stock shall be delivered to the Eligible

Director (or his or her legal representative, beneficiary or heir). At the end of the Restricted Period, such shares of Restricted Stock may still have restrictions under the terms of Article XV of the Plan or the terms of the Restricted Stock Agreement.

X.	Power to Amend

The Board of Directors may modify, revise or terminate this Plan at any time and from time to time; provided, however, that the Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Code, or the regulations thereunder, or the Employee Retirement Income Security Act of 1974, as amended, or the regulations hereunder; and provided, further, that without the approval of the holders of at least a majority of the securities of the Company present or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware, the Board of Directors may not (i) materially increase the benefits accruing to participants under the Plan; (ii) change the aggregate number of Shares which may be issued under Stock Options or awards of Restricted Stock pursuant to the provisions of the Plan; (iii) reduce the Stock Option price at which Stock Options have been granted; or (iv) change the class of persons eligible to receive Stock Options or awards of Restricted Stock. However, no termination or amendment of the Plan may, without the consent of the holder of any Stock Option or share of Restricted Stock then outstanding adversely affect the rights of such holder under the Stock Option or share of Restricted Stock.

XI.	Exercise of Stock Options and Restricted Stock; Registration

The Company shall not be required to sell or issue any shares of Stock under any Stock Option or award of Restricted Stock if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law, statute, or regulation of any governmental authority whether it be Federal or State. Specifically, in connection with the Securities Act, upon exercise of any Stock Option or award of Restricted Stock, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Stock Option or award of Restricted Stock, the Company shall not be required to issue such shares unless the Board has received evidence satisfactory to it to the effect that the holder of such Stock Option or award of Restricted Stock is acquiring such shares of Stock for investment and not with a view to the distribution thereof, and that such shares of Stock may otherwise be issued without registration under the Securities Act or State securities laws. Any determination in this connection by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of a Stock Option, or the issuance of shares pursuant thereto, or award of Restricted Stock, to comply with any law or regulation of any governmental authority.

XII.	Shareholder Approval

Notwithstanding any other provisions of the Plan, in order for the Plan to continue as effective, on or before the date which occurs twelve (12) months after the date the Plan is adopted by the Board, the Plan must be approved by the holders of at least a majority of the outstanding stock (unless applicable state law or the Company’s charter or by-laws require a greater number) of the Company entitled to vote thereon voting in person, or by proxy, at a duly held stockholders’ meeting, and no shares of Stock shall be issued under the Plan until such approval has been secured.

XIII.	Interpretations

The provisions of the Plan shall be construed, administered, and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and, to the extent applicable, the laws of the United States.

XIV.	Government Regulations

The Plan, the granting and exercise of Stock Options thereunder, the obligation of the Company to sell and deliver Shares under such Stock Options, and the awarding of Restricted Stock thereunder shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

XV.	Provisions For The Benefit Of WCAS IX

(a) Transfer

(i) Notwithstanding anything to the contrary contained in this Plan or in any stock option agreement relating to any Stock Option or any Restricted Stock Agreement, no holder (each a “Holder”) of Award Shares may Transfer all or any portion of the Award Shares held by such Holder without the prior written consent of WCAS IX other than (i) Transfers to Permitted Transferees that are made in accordance with Section (a)(ii) of this Article XV below and (ii) Transfers made in connection with a Drag-Along Sale pursuant to Section (b) of this Aricle XV below. Any attempted Transfer of Award Shares in violation of the provisions of this Article XV shall be null and void ab initio and of no effect, and the Company shall not record any such Transfer on its books. Each certificate representing Award Shares shall bear a legend substantially to the following effect with such additions thereto or changes therein as the Company (with the approval of WCAS IX) may be advised by counsel are required by law or necessary to give full effect to the provisions of this Article XV (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND CERTAIN PROVISIONS REQUIRING THE SALE OF SUCH SHARES BY THE HOLDER THEREOF UNDER CERTAIN CIRCUMSTANCES, IN EACH CASE UNDER ARTICLE XV OF THE US ONCOLOGY HOLDINGS, INC. AMENDED AND RESTATED DIRECTOR STOCK OPTION AND RESTRICTED STOCK AWARD PLAN, AS AMENDED FROM TIME TO

TIME, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE XV OF SUCH PLAN. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF ARTICLE XV OF SUCH PLAN.”

After the termination of this Article XV in accordance with its terms, and upon the written request of any Holder of Award Shares, the Legend placed on the certificate(s) evidencing such Award Shares will be removed by the Company by means of the delivery of substitute certificates without such Legend.

(ii) A Participant may, at any time, Transfer any or all of the Award Shares of such Participant to a Permitted Transferee thereof if such Permitted Transferee duly executes and delivers to the Company and WCAS IX an instrument (in a form reasonably acceptable to the Committee and WCAS IX) acknowledging that such Permitted Transferee is bound by the provisions of this Article XV as a Holder of Award Shares hereunder (such Transfer to be effective only upon delivery of such instrument to the Company and WCAS IX); provided, that (A) if the Company so requests promptly following (and, in any event, within five (5) Business Days after) its receipt of such instrument, such Transfer shall not be effective unless and until the Company has been furnished with an opinion in form and substance reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act of 1933, as amended (the “1933 Act”), and any other applicable securities laws and (B) no Transfer under this Section (a)(ii) shall be permitted if such Transfer would require the Company to register a class of equity securities under Section 12 of the 1934 Act under circumstances where the Company does not then have securities of any class registered under Section 12 of the 1934 Act. Notwithstanding the foregoing, no Participant shall avoid the provisions of this Article XV by making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such Participant’s interest in any such Permitted Transferee(s).

(iii) The provisions of this Section (a) of Article XV shall terminate and be of no further force or effect from and after the 180th day following the consummation of the initial underwritten sale by the Company of shares of Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-8 or Form S-4) filed under the 1933 Act (the “Initial Public Offering”).

(b) Drag-Along Rights of WCAS IX.

(i) Drag-Along Sale. If WCAS IX, the Company or US Oncology receives an offer from a person who is not an Affiliate of the Company or WCAS IX (a “Third Party”) to purchase or exchange (by merger, consolidation or otherwise) (x) at least a majority of the shares of Stock then outstanding or (y) all or substantially all of the assets of the Company and its subsidiaries taken as a whole, and WCAS IX wishes to accept such offer (or WCAS IX wishes that the Company or US Oncology accept such offer), then each Holder of Award Shares (the “Drag-Along Stockholders”) shall, if requested by WCAS IX, (A) waive any appraisal rights that it would otherwise have in respect of such transaction, and/or (B) Transfer to such Third Party, subject to the other provisions of this Plan, on the terms of the offer so accepted by WCAS IX, including time of payment, form and choice of consideration and adjustments to purchase price, the number of Award Shares equal to the number of Award Shares owned by the Holder multiplied by the percentage of the then outstanding shares of Stock to which the Third Party offer is applicable.

(ii) Exercise of Drag-Along Rights; Notices; Certain Conditions of Drag-Along Sales.

1. WCAS IX will give notice (the “Drag-Along Notice”) to the Drag-Along Stockholders of any proposed Transfer giving rise to the rights of WCAS IX set forth in Section (b)(i) of this Article XV (a “Drag-Along Sale”) within five (5) Business Days after WCAS IX’s acceptance of the offer referred to in such Section (b)(i) and, in any event, not less than ten (10) Business Days prior to the proposed closing date for such Drag-Along Sale. The Drag-Along Notice will set forth the number of shares of Stock proposed to be so Transferred, the name of the proposed transferee or acquiring Person, the proposed amount and form of consideration and the other terms and conditions of the offer.

2. If any holders of Stock are given an option as to the form and amount of consideration to be received, all Holders of Award Shares shall be given the same option. Each Drag-Along Stockholder (x) shall agree to the same covenants as WCAS IX agrees to in connection with the Drag-Along Sale, (y) shall be obligated to join on a pro rata basis (based on the proceeds received by each such Drag-Along Stockholder in connection with the Drag-Along Sale) in any indemnification that WCAS IX agrees to provide in connection with the Drag-Along Sale (other than in connection with obligations that relate to a particular Holder such as representations and warranties concerning itself for which each Holder shall agree to be solely responsible) and (z) shall make such representations and warranties concerning itself and the Award Shares to be sold by it in connection with such Drag-Along Sale as WCAS IX makes with respect to itself and its Award Shares.

3. Each Drag-Along Stockholder will be responsible for funding its proportionate share of any adjustment in purchase price or escrow arrangements in connection with the Drag-Along Sale and for its proportionate share of any withdrawals from any such escrow, including any such withdrawals that are made with respect to claims arising out of agreements, covenants, representations, warranties or other provisions relating to the Drag-Along Sale.

4. Each Drag-Along Stockholder will be responsible for its proportionate share of the fees, commissions and other out-of-pocket expenses (collectively, “Costs”) of the Drag-Along Sale to the extent not paid or reimbursed by the Company, the Third Party or another Person (other than WCAS IX); provided, that the liability for such Costs shall not exceed the total consideration received by such Drag-Along Stockholder for its Award Shares in respect of such Drag-Along Sale. WCAS IX shall be entitled to estimate each Drag-Along Stockholder’s proportionate share of such Costs and to withhold such amounts from payments to be made to each Drag-Along Stockholder at the time of closing of the Drag-Along Sale; provided that (i) such estimate shall not preclude WCAS IX from recovering additional amounts from the Drag-Along Stockholders in respect of each Drag-Along Stockholder’s proportionate share of such Costs and (ii) WCAS IX shall reimburse each Drag-Along Stockholder to the extent actual amounts are ultimately less than the estimated amounts or any such amounts are paid by the Company, the Third Party or another Person (other than WCAS IX).

(iii) Closing of Drag-Along Sale.

1. At the closing of such Drag-Along Sale, each of the Drag-Along Stockholders shall deliver certificates evidencing the Award Shares then held by it and to be sold in connection with such sale, duly endorsed for transfer or accompanied by stock powers executed in blank, against payment of the purchase price therefor by wire transfer to the account or accounts specified by such Drag-Along Stockholder or by check.

2. If the Drag-Along Sale is not consummated within 180 days from the date of the Drag-Along Notice, WCAS IX must deliver another Drag-Along Notice in order to exercise its rights under this Plan with respect to such Drag-Along Sale.

(iv) Custody Agreement and Power of Attorney. Upon receiving a Drag-Along Notice, each Drag-Along Stockholder will, if requested by WCAS IX, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to WCAS IX with respect to the Award Shares that are to be sold by such Drag-Along Stockholder pursuant hereto in respect of such Drag-Along Sale (a “Drag-Along Custody Agreement and Power of Attorney”). The Drag-Along Custody Agreement and Power of Attorney will provide, among other things, that each such Drag-Along Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Award Shares (each duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as its agent and attorney-in-fact with full power and authority to act under the Drag-Along Custody Agreement and Power of Attorney on its behalf with respect to (and subject to the terms and conditions of) the matters specified in this Plan.

(v) The provisions of this Section (b) of Article XV shall terminate and be of no further force or effect from and after the consummation of the Company’s Initial Public Offering.

(c) Required Provisions of Stock Option Agreements and Restricted Stock Agreements. Each stock option agreement relating to Stock Options awarded under this Plan and each Restricted Stock Agreement shall contain the following provisions (and shall not contain any provisions in conflict with the following provisions):

“The Participant hereby acknowledges receipt of a copy of the Plan and accepts and agrees to be bound by all of the terms and conditions of the Plan as if set out verbatim in this Agreement, including, without limitation, the provisions of Article XV of the Plan which restrict transfers of shares of Stock issued upon exercise of the Stock Options or Restricted Stock without the prior written consent of Welsh, Carson, Anderson & Stowe IX, L.P. (“WCAS IX”) and require the holder of such shares to sell such shares at the request of WCAS IX under certain circumstances. The Participant hereby further acknowledges and agrees that WCAS IX is an express third party beneficiary of the provisions of Article XV of the Plan and this Agreement and is entitled to enforce such provisions against the Participant. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control.”

“This Agreement may be amended only by written agreement of the Participant and the Company (and WCAS IX, if such change would affect WCAS IX’s rights or obligations under Article XV of the Plan or this Agreement), and may be amended without the consent of any other person. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto (and WCAS IX as third party beneficiary) and their respective successors, representatives, heirs, descendants, distributees and permitted assigns.”

(d) WCAS IX Consent to Certain Amendments; WCAS IX As Third Party Beneficiary. Notwithstanding anything else to the contrary contained in this Plan, none of the provisions of this Article XV shall be amended, modified, terminated or supplemented without the prior written approval of WCAS IX, which is intended to be a beneficiary of such provisions entitled to enforce such provisions.